Exhibit 1.2

UDR, INC.
Medium-Term Notes, Series A
Due Nine Months or More From Date of Issue

Fully and Unconditionally Guaranteed by
UNITED DOMINION REALTY, L.P.
(a Delaware limited partnership)
AMENDMENT NO. 1 TO THE
THIRD AMENDED AND RESTATED DISTRIBUTION AGREEMENT
July 29, 2014

Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Wells Fargo Securities, LLC 201 S. College Street Charlotte, North Carolina 28288

J.P. Morgan Securities LLC 383 Madison Avenue, 3rd Floor New York, New York 10179

Ladies and Gentlemen:
Reference is made to the Third Amended and Restated Distribution Agreement, dated September 1, 2011 (the “Agreement”), by and among UDR, Inc. (the “Company”) and United Dominion Realty, L.P. (the “Operating Partnership”) and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (collectively, the “Parties”). On July 29, 2014, the Company and the Operating Partnership filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-197710) (the “Registration Statement”), in respect of certain of the Company’s and the Operating Partnership’s securities, in anticipation of the expiration of the Company’s automatic shelf registration statement on Form S-3 (File No. 333-176616) (the “Expiring Registration Statement”). The Parties wish to amend the Agreement to reference the Registration Statement instead of the Expiring Registration Statement and to reflect the termination of the Agreement with respect to Deutsche Bank Securities Inc. as an Agent thereunder (this “Amendment”). The Parties therefore hereby agree as follows:

202869488v.2

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
July 29, 2014
Page Two

1.Commission File Number. The third paragraph of the Agreement is hereby amended so that the reference to the Commission file number of the automatic shelf registration statement on Form S-3 filed by the Company with the Commission shall be file number 333-197710.

2.Effective Date. Section 2(a)(iii) of the Agreement is hereby amended to reflect that the effective date of the Registration Statement is July 29, 2014.

3.Agents. All references to “the Agents” in the Agreement or in any other agreement, instrument or other document executed in connection with or under such Agreement or delivered pursuant thereto shall hereafter, for all purposes unless the context requires otherwise, refer exclusively to Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC.

4.Governing Law; Forum. This Amendment and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against any of the agents referenced above in connection with or arising under this Amendment shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

5.Counterparts. This Amendment may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument. This Amendment may be delivered by any party by facsimile or other electronic transmission.

6.Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

Terms used herein but not otherwise defined are used herein as defined in the Agreement.

202869488v.2

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
July 29, 2014
Page Three

If the foregoing is in accordance with your understanding of our agreement, please sign and return the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Operating Partnership and each of you.

Very truly yours,

UDR, Inc.

By:	/s/ Warren L. Troupe
Name:	Warren L. Troupe
Title:	Senior Executive Vice President

United Dominion Realty, L.P.

By UDR, Inc., its general partner

By:	/s/ Warren L. Troupe
Name:	Warren L. Troupe
Title:	Senior Executive Vice President

202869488v.2

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
July 29, 2014
Page Four

The foregoing Amendment No. 1 to
the Agreement is hereby confirmed
and accepted as of the date first
above written.

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Guy Dorsainvil
Name: Guy Dorsainvil
Title: Vice President

J.P. MORGAN SECURITIES LLC
By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
By:	/s/ Jack Vissicchio
Name: Jack Vissicchio
Title: Co-Head of Americas Real Estate Investment Banking

MORGAN STANLEY & CO. LLC
By:	/s/ Tom Boyle
Name: Tom Boyle
Title: Executive Director

WELLS FARGO SECURITIES, LLC
By:	/s/ Teresa Hee
Name: Teresa Hee
Title: Managing Director

202869488v.2